UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 9, 2011

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	52-2336602
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 1st Avenue South, Suite 100, Seattle, Washington		98134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2011, Jones Soda Co. (the "Company") announced the appointment of Jennifer Cue as Interim Chief Financial Officer of the Company. Ms. Cue's service relationship with the Company began on September 12, 2011 and her appointment as Interim Chief Financial Officer was effective September 13, 2011. In connection with her appointment, the Company entered into an independent contractor agreement with Ms. Cue (the "Contractor Agreement") which was approved by the Company's Board of Directors (the "Board"), on the recommendation of the Compensation and Governance Committee of the Board (the "Committee").

Ms. Cue, age 48, has focused on strategic business consulting, private investment initiatives and financial advising since her departure from the Company in 2005. She previously served as Chief Financial Officer and Corporate Secretary of the Company from 1997 to 2005 and as the Company's Chief Operating Officer from 2002 to 2005. She also held the role of Vice President, Corporate and Financial Development of the Company from 1995 to 1997. Ms. Cue also served as a member of the Board from 1995 to 2005. Prior to 1995, Ms. Cue served as Vice President Investment Research of D. Grant Macdonald Capital Corporation from 1994 to 1995, and prior to that served as Vice President, Investments at Penfund Management in Toronto, Ontario from 1990 to 1994. From 1986 to 1988, Ms. Cue worked in Commercial Banking for Lloyds Bank Canada. Ms. Cue holds an MBA from McGill University in Montreal and a Bachelor of Commerce from the University of British Columbia in Vancouver, British Columbia. Ms. Cue is also a Chartered Financial Analyst.

The Contractor Agreement provides for a minimum term of ten weeks and will terminate no later than December 31, 2011, unless the Company and Ms. Cue mutually agree to extend the term. As compensation for her services during the term of the Contractor Agreement, Ms. Cue will be paid $4,110 per week. In addition, the Company will reimburse Ms. Cue for commuter travel to the Company's executive offices in Seattle, Washington and related business incidentals (including hotel accommodations) of up to $850 per week. In connection with her appointment, Ms. Cue was granted a stock option to purchase 10,000 shares of the Company's common stock, which has an exercise price equal to the closing price of the Company's common stock on the date of grant and will vest in full on the first anniversary of her appointment unless her service relationship with the Company is terminated for cause. In addition, under the terms of the Contractor Agreement, Ms. Cue will be granted an additional stock option to purchase 10,000 shares of the Company's common stock upon the achievement of certain strategic objectives established by the Committee and the Board.

A copy of the press release announcing Ms. Cue’s appointment is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release, dated September 9, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

September 15, 2011	By:	/s/ William R. Meissner

Name: William R. Meissner
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated September 9, 2011